CLEARWATER INVESTMENT TRUST (“CIT”)
CLEARWATER MANAGEMENT COMPANY, INC. (“CMC”)
CODE OF ETHICS AND PERSONAL TRADING POLICY

Effective as of December 3, 2011

(See section VIII for requirements of Disinterested Trustees)

I.	Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 and Rule 17j-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Investment Company Act of 1940 (“1940 Act”), respectively. The Code includes the Policy to Prevent Insider Trading attached as Appendix 7 and has been adopted by CIT and CMC to set forth standards of conduct and personal trading guidelines for which every Access Person, as defined below, of CIT and CMC is expected to follow.

All Access Persons shall be provided with a copy of the Code and any amendments thereto. All Access Persons shall certify, upon becoming an Access Person and annually thereafter, by using the form attached hereto as Appendix 1 or Appendix 2 respectively, that they have read, understand and agree to comply with the Code.

Questions concerning this policy should be directed to Jennifer Lammers, the Chief Compliance Officer (“CCO”) of CMC and CIT.

II.	Definitions

	A.	“Access Person” means:

• any employee, director, trustee or officer of CIT or CMC; and

•

any other person who the CCO has determined to be an access person because he or she has access to non-public information regarding Fund (i) purchases or sales of securities, (ii) security recommendations or (iii) portfolio holdings.

B.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

C.

“Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

	1.	Securities held in a person’s own name;

	2.	Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

	3.	Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

4.

Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

	5.	Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person beneficially owns a security should be brought to the attention of the CCO or her designee.

D.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

E.	“Disinterested trustee” means a trustee of CIT who is not an “interested person” of CIT within the meaning of Section 2(a)(19) of the 1940 Act.

F.	“Exempt transactions” are those security transactions that are exempt from reporting requirements and include:

	1.	Transactions in open-end mutual funds that are not Reportable Funds, as defined below;

	2.	Transactions in securities issued by the United States Government;

	3.	Transactions in Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements or money market funds;

	4.	Transactions in accounts in which the Access Person has no direct or indirect influence or control (see Managed Account definition below); and

	5.	Transactions effected pursuant to an automatic investment plan, as defined above.

G.

“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”), under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

H.	“Funds” means (i) CIT and its portfolios, and (ii) the Private Funds as defined below.

I.	“Managed Account” means an investment account in which the Access Person has no discretion over the specific securities purchased or sold within the investment account.

J.

“Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) under the 1934 Act: the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

K.	“Private Funds” means the Clearwater Private Opportunity Funds and the Morgan Stanley AIP Seventh Street Fund LP.

L.

“Private Placement” has the same meaning as “Limited Offering”: an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under said Act, and includes interests in the Private Funds, and the individual private funds held by the Private Funds.

M.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

N.	“Reportable Fund” means any investment company for which CMC serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act. Reportable Funds include CIT and its portfolios.

O.	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include the following securities (“Excluded Securities”):

	1.	Shares of registered open-end investment companies, except Reportable Funds, which are included;

	2.	Direct obligations of the United States Government;

	3.	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements designated by CIT’s Board of Trustees;

	4.	Shares issued by any money market fund;

	5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds; and

6.

Interests in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986 (“529 Plans”) provided that CMC does not manage, distribute, market or underwrite the 529 Plan or the investments underlying such 529 Plan.

Notwithstanding any of the above, all Exchange Traded Funds (“ETFs”), whether open-end investment companies or unit investment trusts, are included in the definition of Security for purposes of this Code.

P.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated. Further, a security is being considered for purchase or sale:

1.

With respect to a portfolio manager or persons advising a portfolio manager with respect to a specific transaction, during the period a portfolio manager is making a determination regarding the purchase or sale of a security; or

		2.	With respect to the person making the recommendation, when such person seriously considers making such a recommendation.

III.	Who is Covered by the Code

This Code applies to all Access Persons of CIT. However, this Code does not apply to persons who are subject to the code of ethics adopted by The Northern Trust Company (“Northern Trust”). Instead, those individuals (principally, certain of CIT’s officers that also serve as officers of Northern Trust) will be subject to the code of ethics established by Northern Trust.

IV.	Standards of Conduct

	A.	General Core Principles

The Advisers Act imposes a fiduciary duty on all investment advisers, including CMC. As a fiduciary, CMC has a duty of utmost good faith to act solely in the best interests of each of its clients, the Funds. This fiduciary duty compels all Access Persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code, and represents the expected basis of all dealings with the Adviser’s client(s) and the Funds’ shareholders.

In connection with these expectations, CMC and CIT have established the following core principles of conduct. While the following principles are not all encompassing, they are consistent with CMC and CIT’s core belief that ethical conduct is premised on the fundamental concepts of openness, integrity, honesty and trust:

1.

Access Persons are required to comply with Federal Securities Laws (as defined in Section II.G of this Code). Strict adherence to policies and procedures will assist such persons in complying with this important requirement.

		2.	The duty at all times to place the interests of CMC clients, CIT shareholders and investors in the Private Funds above all others;

3.

The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

		4.	The fundamental standard that no person shall take inappropriate advantage of his/her position with the Funds or the Adviser; and

		5.	CIT and CMC will strive to foster a healthy culture of compliance.

B.	Personal Conduct

	1.	Acceptance and Receipt of Gifts

Access Persons are prohibited from giving or receiving any gift, gratuity, hospitality or other offering of more than de minimis value (less than $100) per year from any person or entity doing business with CIT or CMC. All gifts provided or received shall be reported to the CCO on a quarterly basis by completing and submitting the Gift & Business Entertainment Log, (Appendix 8) if applicable. The CCO shall periodically review gifts received for reasonableness, propriety and consistency with this policy. Access Persons that are also subject to the Code of Ethics of Fiduciary Counselling, Inc. (the “FCI Code”) are subject to the FCI Code gift policy and may give and receive gifts in accordance with the limits set forth therein, including any exceptions to the $100 limit.

The gift policy is subject to the following exceptions:

•

Certain administrative personnel: Upon review by and prior approval from the CCO, gifts with a value of up to $250 may be given to certain administrative personnel at FCI. Gifts of cash are prohibited.

•

Retirement or other life event gifts: On occasion, an Access Person may wish to give a personal gift to an FCI employee related to a life event such as retirement, wedding etc., which would exceed the dollar limit specified above. These gifts must be pre-approved by the CCO who will review the gift for reasonableness, propriety and consistency with this policy. If the gift given meets these criteria, generally the CCO will permit acceptance by the FCI employee.

•

Tickets: Certain Access Persons may from time to time provide unused personal tickets to sporting or cultural events to FCI employees. These tickets are considered gifts, not business entertainment. These tickets may be accepted by FCI employees even if over the $100 value, under the following circumstances. The FCI employee may accept no more than two tickets per event and may not accept tickets from the same Access Person more than three times per year. These tickets must still be reported to the CCO on a quarterly basis by completing and submitting the Gift & Business Entertainment Log.

2.

Outside Board Service. All outside board positions, including service on the board of directors of either a public or private company, must be promptly reported to the CCO, with the exception of service on the board of non-profit organizations or charitable foundations. New Access Persons will be required to report all outside board positions to the CCO.

3.

Outside Business Activities. All outside business activities of Access Persons must be promptly reported to the CCO. New Access Persons will be required to report all outside business activities to the CCO.

	C.	Protection of Non-Public Information

		1.	Access Persons must exercise diligence and care in maintaining and protecting non-public, confidential information of clients and Fund shareholders as outlined in CMC’s Privacy Policy.

		2.	Access Persons may not divulge information regarding securities recommendations or client securities holdings to any individual outside of the firm, except as approved by the CCO.

		3.	Access Persons must adhere to any Reportable Fund’s policy on the disclosure of mutual fund holdings.

V.	Personal Trading Restrictions

	A.	General Trading Guidelines

•

All personal trading is subject to the general principle that investment opportunities must generally be offered first to CMC’s clients before Access Persons may enter into any personal securities transactions. Because investment decisions for CIT and the Morgan Stanley AIP Seventh Street Fund are made by outside managers, this generally means investment opportunities for the CPOFs. The CCO will generally deny pre-clearance requests if a Private Fund purchased or sold the same security in the same purchase or redemption period.

•

CMC normally does not have access to information about trades made by outside managers until after the fact. Accordingly, Access Persons are generally not restricted in trading in securities held by the Funds unless they know the security is being purchased or sold or is being considered for purchase or sale on behalf of one of the Funds. See section II.O. for the definition of a security being considered for purchase or sale. In accordance with CMC’s policy to prevent insider trading (See Appendix 7), Access Persons, including the disinterested trustees of CIT, are prohibited from purchasing or selling any security while in possession of material nonpublic information about the issuer and from communicating to third parties any such material nonpublic information.

•

Subject to these general principles and the pre-clearance and reporting requirements in sections V. and VI, Access Persons may purchase, sell and hold interests in the Private Funds, as well as the individual private funds held by the Private Funds.

	B.	Short-Term Trading

No Access Person shall profit from the purchase and sale, or sale and purchase, of the same or equivalent securities, including Reportable Funds, within 60 calendar days (“short-term trade”). This restriction does not apply to the following short-term trades:

		•	A short-term trade involving Exempt Transactions (see section II.F.), except for Reportable Funds (i.e. an Access Person may not effect a short-term trade in a Reportable Fund); or

		•	A short-term trade resulting from an automatic dividend reinvestment plan.

	C.	Initial Public Offerings
Access Persons are permitted to acquire securities in an initial public offering after requesting and obtaining approval of the transaction. See section V., below, for pre-clearance requirements.

	D.	Private Placements
Access Persons are permitted to acquire securities offered in private placements after requesting and obtaining approval of the transaction. See section V., below, for pre-clearance requirements.

	E.	Managed Accounts

Access Persons may beneficially own a Managed Account which invests in any investment style, provided the Access Person does not have investment discretion in the account (see definition of Managed Account in section II.I.). Transactions in Managed Accounts do not require pre-clearance and are not subject to the reporting requirements in section VI, provided the Access Person has no discretion over the specific securities purchased or sold within the investment account.

	F.	Restricted Securities

Access Persons, including the disinterested trustees of CIT, are not permitted to purchase or sell interests in securities included on the CMC restricted list, except as permitted under Section 16 of the 1934 Act, and subject to the approval of the CCO. The restricted list is attached as Appendix 4, as updated from time to time by the CCO.

VI.	Pre-Clearance Requirements

A.

Access Persons are required to obtain approval from the CCO, or her designee, prior to purchasing, selling or gifting any initial public offerings and private placements, including the Private Funds or the underlying investment funds held by the Private Funds. See Appendix 3 for the pre-clearance request form. Any Access Person also subject to the FCI Code shall submit pre-clearance requests in accordance with the FCI Code and is not required to make duplicate requests under this Code.

B.

Once approved, the pre-clearance authorization is effective until market close the following trading day. Failure to execute the transaction will void the pre-clearance approval, requiring resubmission of the pre-clearance request.

VII.	Reporting Requirements

	A.	Quarterly Reports.

1.

Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO, or her designee, a report (see Appendix 5(a)) of personal securities transactions in which the Access Person had direct or indirect beneficial ownership interest including transactions in Reportable Funds and Private Placements. If an Access Person effected no transactions during the applicable quarter, s/he shall file a report indicating as such. Access Persons may use the form maintained by the CCO to report transactions. Investment statements may be submitted in lieu of completing the form so long as the statements contain all of the required information as described below.

Information to be included on this quarterly transaction report is as follows:

	•	Trade Date
	•	Security Name
	•	Ticker Symbol, CUSIP number
	•	Number of Shares or Par
	•	Interest Rate and Maturity
	•	Type of Transaction (Purchase, Sale or Other)
	•	Price
	•	Principal Amount
	•	Broker/Dealer or Bank Name
	•	Account Number
	•	Date of Report

This quarterly report must also include any new accounts established during the period with a bank or broker/dealer and include the name of the bank or broker/dealer, the account number and the date the account was established.

Transactions in the following securities, defined as Exempt Transactions in section II.F., are not required to be reported:

		a.	Transactions in open-end mutual funds that are not Reportable Funds;

		b.	Securities issued by the United States Government;

		c.	Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds;

		d.	Transactions in Managed Accounts; and

		e.	Transactions effected pursuant to an automatic investment plan as defined in section II.B.

2.

Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO, or a designee, a report of Gifts & Business Entertainment given or received during the quarter in which the Access Person participated.

B.

Holdings Report. All Access Persons are required to provide a report of all personal securities holdings other than Excluded Securities described in section II.O. In addition to other securities holdings, ownership of Reportable Funds and Private Placements (which includes the Private Funds and the individual private funds held by the Private Funds) require reporting. All reports (see Appendix 6) should provided to the CCO, or her designee, within 10 calendar days upon becoming an Access Person, and on an annual basis thereafter, as directed by the CCO or her designee. These reports should be current as of a date not more than 45 calendar days prior to submission. Investment statements may by submitted in lieu of the report as long as all required information and holdings are included within the statements. The report and/or investment statements should contain the following information:

	•	Account Number

		•	Security Name
		•	Ticker Symbol or CUSIP number
		•	Number of Shares or Par
		•	Principal Amount
		•	Broker/Dealer or Bank Name
		•	Date of the Report

Access Persons may use the form maintained by the CCO to report holdings.

C.

Submissions of Duplicate Confirmations and Periodic Statements. CIT and CMC prefer for each Access Person to arrange for duplicate copies of trade confirmation and periodic statements of his or her investment accounts to be sent to the CCO or her designee no later than 30 days after the end of each calendar quarter. In cases where the Access Person is unable to arrange for duplicate copies to be sent to the CCO directly, the Access Person should attach a copy of such statement to the quarterly and annual reports. If the account is not held at Fiduciary Counselling, Inc., in lieu of duplicate confirms and statements, Access Person accounts may be set up for online/download access by the CCO for monitoring. This requirement applies to any investment account over which the Access Person has direct or indirect beneficial ownership.

	D.	Review of Personal Securities Reports. The CCO shall generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

		1.	Whether the investment opportunity should be directed to a client’s account;

		2.	Whether the amount or nature of the transaction affected the price or market for the security;

		3.	Whether the Access Person benefited from purchases or sales being made for clients;

		4.	Whether the transaction harmed any client; and

		5.	Whether the transaction has the appearance of impropriety.

The President of FCI will review the CCO’s personal securities reports. In no case may an Access Person review his/her own report.

E.

Access Persons Subject to FCI Code. Any Access Person also subject to the FCI Code may submit all required reports in accordance with the FCI Code and is not required to submit duplicate reports hereunder.

VIII.	Reporting to the Board of Trustees

The CCO shall provide a quarterly report to the CIT Board of Trustees which shall identify any violations which required remedial action during the past quarter.

At least annually, the CCO shall prepare a written report to the CIT Board of Trustees that:

1.

Describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

	2.	Certifies that the Fund and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

IX.	Requirements of Disinterested CIT Trustees

Disinterested trustees are exempt from the gift policy and the outside board service and outside business activity provisions of section III.B and from the personal trading restrictions in section IV, except for the policy to prevent inside trading and IV.F, restricted securities. Disinterested trustees are exempt from all pre-clearance and reporting requirements outlined above in sections V and VI except as the following describes. A disinterested trustee of CIT need only report a transaction in a security if such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of CIT, should have known that, during the 15-day period immediately before or after the date of the transaction by the trustee, such security was purchased or sold by CIT or was being considered for purchase or sale by CIT. Such transactions shall be reported to and monitored by the CCO using the form attached hereto as Appendix 5(b).

X.	Record Keeping Requirements

The following records will be kept in accordance with this Code:

	•	Current and historic copies of this Code;
	•	Access Persons’ written acknowledgements of receipt of this Code;
	•	Historic listings of persons subject to this Code;
	•	Violations of the Code, and records of action taken as a result of the violations;
	•	All written reports provided to the CIT Board of Trustees;
	•	All personal transactions and holdings reports made by Access Persons and/or copies of investment account confirmations and statements; and
	•	All pre-clearance requests and approvals/disapprovals of personal security trading by Access Persons, including documentation of the reasons for the approval/disapproval.

XI.	Reporting Violations

All Access Persons are required to report promptly any violation of this Code (including any discovery of any violation committed by another Access Person) to the CCO. Examples of items that should be reported include (but are not limited to): noncompliance with Federal Securities Laws, conduct that is harmful to clients, CIT shareholders or investors in the Private Funds, and purchasing or selling securities contrary to the Code.

Such persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by CMC, even if the reportable event, upon investigation, is determined to be non-volitional in nature and the CCO determines the Access Person reported such apparent violation in good faith.

XII.	Sanctions

Upon discovery of a violation of these policies, the Chairman of CMC, together with the CCO, may impose such sanctions as deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the employment of the violator. The Chairman of CMC, together with the CCO, will make the appropriate determination after taking into consideration all relevant facts and circumstances including the nature and seriousness of the violation and to what extent the violation reflects a willful disregard of the Access Person’s responsibilities regarding these policies and the person’s past history of compliance or non-compliance with these policies. The CIT Board of Trustees will be promptly informed by the CCO of any material violations of this Code.

Appendix 1

Clearwater Investment Trust (“CIT”)
Clearwater Management Company (“CMC”)
Code of Ethics Acknowledgement for New Access Persons

Acknowledgement of Receipt of Code of Ethics and Personal Trading
(to be completed by new Access Persons)

I acknowledge that I have read and understand the CIT and CMC Code of Ethics and Personal Trading Policy. I will comply with the Code of Ethics and Personal Trading Policy in all respects.

Signature

Print Name

Date

1

Appendix 2

Clearwater Investment Trust (“CIT”)
Clearwater Management Company (“CMC”)
Code of Ethics Acknowledgement for Access Persons

Annual Certification of Compliance with the Code Ethics and Personal Trading Policy
(to be completed by all Access Persons Annually)

•	I certify that during the past year I have complied with the Code of Ethics and Personal Trading Policy in all respects.

•

I certify I have read and understand the CIT and CMC Code of Ethics and Personal Trading Policy and recognize that I am subject to the Code of Ethics and Personal Trading Policy and I will comply with it in all respects.

Signature

Print Name

Date

1

Appendix 3

Clearwater Investment Trust (“CIT”)
Clearwater Management Company (“CMC”)
Personal Trading Pre-clearance Approval Form

Access Person Instructions:
Complete the applicable sections of this form prior to placing any personal trade that requires pre-approval and return it to the Chief Compliance Officer (“CCO”), or her designee.

Access Person Name: ____________________

SECTION 1: Security Information

Purchase/ Sale/ Other	Security (Name/Description and Ticker/CUSIP)	Quantity (Number of shares/PAR)	Broker/Dealer Bank	Account Number(s)

SECTION 2: Conflicts

1.	Do you have any material nonpublic information concerning the issuer?	☐ Yes ☐ No

If Yes, describe here.

2.

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by CIT or CMC that may be relevant to a determination as to the existence of a potential conflict of interest?                                       ☐ Yes ☐ No

If Yes, describe here.

3.	Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.

Provide explanation here.

SECTION 3: Signature

To the best of my knowledge, these proposed transactions do not violate the provisions of the CIT and CMC Code of Ethics and Personal Trading Policy.

Access Person Signature:	Date:

1

Pre-Clearance Request Review
(to be completed by the CCO or Her Designee)

Does this transaction involve an IPO?

☐  Yes    ☐  No

Does this transaction involve a private placement, including the individual private funds held by the Private Funds, as defined in the Code?

☐  Yes    ☐  No

If yes, was the individual fund bought or sold by one of the Private Funds during the same purchase or redemption period?

☐  Yes    ☐  No

Does this transaction involve a security being considered for purchase or sale, including the individual private funds held by the Private Funds?

☐  Yes    ☐  No

Is this security included on the Restricted List?

☐  Yes    ☐  No

Comments:

Approved:	Denied:

Approved Trading Window: This pre-clearance authorization is effective until the market close on

Print Name	Date

Signature

Appendix 4

Clearwater Investment Trust (“CIT”)
Clearwater Management Company (“CMC”)
Restricted Securities List

Access Persons, including the disinterested trustees of CIT, are not permitted to purchase or sell interests in securities included on the CMC restricted list, except as permitted under Section 16 of the 1934 Act, and subject to the approval of the CCO.

Company Name		Ticker(s)

•	Clearwater Paper	CLW
•	Columbia Banking System	COLB
•	First Sound Bank of WA	FSWA
•	Keweenaw Land Assoc Ltd	KEWL
•	Potlatch	PCH
•	Weyerhaeuser	WY

1

Appendix 5(b)

Clearwater Investment Trust (“CIT”)
Clearwater Management Company (“CMC”)
Quarterly Securities Transaction and Gift and Business Entertainment Report for Access Persons

(excluding Disinterested Trustees of CIT)

For the Calendar Quarter Ended __________________

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics and Personal Trading Policy. The definition of “security” includes, but is not limited to, Exchange-Traded Funds, CIT, Private Funds and Private Placements.

I am not required to report transactions in open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, transactions effected pursuant to an automatic investment plan or Managed Accounts both of which are defined in the Code, those transactions in which I have no direct or indirect influence or control.

Check one or more applicable boxes:
☐ I established a new investment account and/or closed an account during the period, as disclosed below.
☐ I had no reportable transactions during the period.
☐ I had reportable transactions, as disclosed below.
☐ I had reportable transactions, as disclosed in the attached investment statements.
☐ I had reportable transactions. The CCO is in receipt of my investment statements.

Transactions

Security Name and Ticker Symbol or Cusip Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

Accounts Opened/Closed During the Period

Name of Broker, Dealer or Bank	Account Number	Date Account Established or Closed

During the period, I did not effect any transactions in securities that, to my knowledge, were also purchased or sold, or considered for purchase or sale, by CIT or one of the Private Funds except as follows: ☐ Check box if applicable and attach separate sheet with details.

1

Appendix 5(b)

Gifts & Business Entertainment Given and/or Received

Check one or more applicable boxes:
☐ I have reportable gifts and business entertainment given and/or received during the period, as disclosed on the attached gift log.
☐ I had no reportable gifts and/or business entertainment during the period.

Signature:
Print Name:
Date:

Must be submitted within 30 days of the calendar quarter-end to the CCO.

* * * * Section below for compliance use only * * * *

               Reviewed by: _____________________________________          Date: __________________

Clearwater Investment Trust (“CIT”)
Securities Transaction Report for Disinterested Trustees of the Funds
For the Calendar Quarter Ended __________________

During the quarter referred to above, I engaged in a securities transaction, as reported below, in a security that I knew, or in the ordinary course of fulfilling my duties as a Trustee of CIT, should have known that, during the 15-day period immediately before or after the date of the transaction, such security was purchased or sold by CIT or was being considered for purchase or sale by CIT.

Security Name and Ticker Symbol or Cusip Number	Transaction Date	# of Shares or Par Value	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Principal Amount	Account Number	Broker, Dealer or Bank Through Whom Effected

Signature:
Print Name:
Date:

Must be submitted within 30 days of calendar quarter-end to the CCO. Questions regarding this form may be directed to the CCO.

2

Appendix 6

Clearwater Investment Trust (“CIT”)
Clearwater Management Company (“CMC”)
Initial and Annual Portfolio Holdings Report for Access Persons
(to be completed by new Access Persons, excluding Disinterested Trustees of CIT)

Name: _____________________________________

Signature: __________________________________

Date: ______________________________________

I am reporting below all personal holdings information required to be reported within 10 days of being designated an Access Person, and on an annual basis pursuant to CIT and CMC’s Code of Ethics and Personal Trading Policy. Securities reported must be current within 45 days of the date of this report.

Securities Required to be Reported:

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics and Personal Trading Policy including the Private Funds, Private Placements and shares of Reportable Funds, which includes CIT.

Securities not Required to be Reported:

I am not required to report holdings in the following securities: registered open-end mutual funds, except, Reportable Funds, direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments designated by CIT’s Board of Trustees, including repurchase agreements, money market mutual funds, shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds, holdings in Managed Accounts, as defined in the Code.

Security Holdings Information

Check one or more applicable boxes:
☐	I have no reportable personal securities holdings.
☐	I have reportable personal securities holdings, as disclosed below (attach additional sheets as necessary).
☐	I have reportable securities holdings, as disclosed in the attached investment statements.
☐	I have investments in private placements, as disclosed on the attached separate sheet. I have included a brief description of the security, principal amount and name of security.
☐	The CCO is in receipt of investment account statements reflecting my personal securities holdings.

Account Number	As of Date	Security Name and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Financial Institution’s Name

Reviewed by: _____________________________________	Date: ___________________________

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Appendix 7

Clearwater Investment Trust (“CIT”)
Policy to Prevent Insider Trading

Overview

          Why does CMC have a Policy to Prevent Insider Trading? CMC is a federally registered investment advisor and is required to maintain written policies to prevent the misuse of material nonpublic information and prohibit insider trading. This policy applies to all CMC employees and directors.

          What is Insider Trading? Insider trading (the use of material nonpublic information in securities transactions) and tipping (the communication of such information to others who use it in securities trading) both violate federal securities laws and can result in significant financial and criminal penalties. Violation of the federal securities laws or these policies can also result in immediate termination by CMC.

          Who Must Comply with This Policy? Every employee and director of CMC should review and understand these rules and procedures regarding insider trading and tipping. Every employee and director of CMC must comply with these rules and procedures.

Insider Trading Explained

          Federal law prohibits the purchase or sale of a security (including stock or publicly-traded options and other convertible securities) at a time when the person trading in that security possesses material nonpublic information concerning the issuer of the security, or the market for the security, which has not yet become a matter of general public knowledge. Communication of material nonpublic information to another person, under circumstances where improper trading can be anticipated (tipping), is also prohibited.

          What is Material Nonpublic Information? “Material nonpublic information” includes information that is not available to the public at large which could affect the market price of the security and to which a reasonable investor would attach importance in deciding whether to buy, sell, or retain the security. Either positive or negative information may be material.

Some common examples of information that may be material are as follows:

•	Projections of future earnings or losses or other earnings guidance.
•	Earnings that are inconsistent with the expectations of the investment community.
•	A pending or proposed merger or acquisition, or tender offer or exchange offer, or an acquisition or disposition of significant assets.
•	A change in management.
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Major events regarding a company or its securities, including the declaration of a stock split, the offering of additional securities, changes in dividend policies, significant new products or discoveries, substantial changes in accounting policies, calls, redemptions or repurchases.

•	Severe financial liquidity problems, including bankruptcy or insolvency.
•	Actual or threatened major litigation, or the resolution of such litigation.
•	New major contracts, orders, suppliers, customers or finance sources, of the loss of any of them.
•	News or information regarding a business opportunity that the company is considering.

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If in doubt concerning the materiality of particular information, the information should be considered material, and trading should be avoided.

          What is Nonpublic Information and When Does it Lose its Nonpublic Status? Nonpublic information is information that is not generally known or available to the public. One common misconception is that material information loses its nonpublic status as soon as a press release is issued disclosing the information. In fact, information is considered to be available to the public only when it has been released broadly to the marketplace, such as by a press release to a national business and financial wire service (such as Dow Jones or Reuters) or SEC filing or reference to such information in publications of general circulation such as The Wall Street Journal or the New York Times, AND the investing public has had time to absorb and evaluate the information fully. It is CMC’s policy that information is considered nonpublic until at least 48 hours has elapsed since the information was first released to the public.

          How could CMC Personnel have access to Material Nonpublic Information? Although CMC is not a public company, it may have access on occasion to material nonpublic information relating to Weyerhaeuser Company (“Weyerhaeuser”), Potlatch Corporation (“Potlatch”) or other public companies.

Material nonpublic information is not limited to information about Weyerhaeuser or Potlatch. It can also relate to investments in accounts managed by CMC, including the Clearwater Investment Trust funds, or any publicly traded security. Material nonpublic information may also consist of information about substantial buy and sell decisions for accounts managed by CMC or one of the outside managers. For example, if you know that CMC or an outside manager is directing the sale of a significant block of stock for one or more of its accounts, you have material nonpublic information as to that stock and should not trade until after the selling has been concluded. Restrictions on purchases and sales of securities held or considered for purchase by CMC accounts are already the subject of CMC’s policies on conflicts of interest. It is of critical importance that you familiarize yourself with those policies and comply with them at all times.

General Company Policy Against Insider Trading

          Insider Trading is Prohibited. It is CMC’s policy that no employee or director of CMC should engage in transactions in any “securities” of any public company, including Weyerhaeuser and Potlatch, while in possession of material nonpublic information about such company. The term “securities” includes options or derivative instruments with respect to such securities and other securities that are immediately convertible or exchangeable into such securities.

          Tipping is Prohibited. It is also CMC’s policy that no employee or director of CMC should communicate material nonpublic information to any person who might use such information to purchase or sell securities, so-called “tipping.” These same restrictions apply to your family members and others living in your household, and any family members who do not live in your household but whose transactions in the securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade). Employees and directors are expected to be responsible for the compliance of their immediate family and personal household.

CMC’s Rules and Procedures Relating to Trading Activities

Every employee and director of CMC must follow these procedures or risk serious sanctions by CMC, up to and including dismissal, and the federal securities laws may impose substantial financial and criminal penalties. If you have any questions about these procedures you should consult the Chief Compliance Officer.

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1.	Securities Trading Policies

	A.	Personal Securities Trading – Preclearance Requirement

A serious insider trading concern of CMC relates to trading in securities of Weyerhaeuser, Potlatch or other companies added to the list of restricted companies by the Ethics Committee from time to time (the “Restricted List”). No employee, director or person sharing their respective households may transfer, gift, purchase or sell any securities of any company on the Restricted List without first obtaining clearance in advance from the Chief Compliance Officer, or in the Chief Compliance Officer’s absence, the Chief Legal Officer. Every request for clearance should be submitted in writing in the form prescribed by the Chief Compliance Officer and no transfer, gift, purchase or sale should be made unless and until prior approval in writing has been received. When neither the Chief Compliance Officer nor the Chief Legal Officer is available in person, telephonic preclearance shall suffice so long as it is promptly followed by written approval. The Chief Compliance Officer or the Chief Legal Officer will review all requests with the Ethics Committee.

CMC will also review all reports of personal securities transactions that are already required to be filed pursuant to the Investment Advisers Act of 1940 and related rules.

B.	Securities Trading for Accounts

No one may buy or sell a security for a client account if they have material nonpublic information with respect to the issuer of the security. In the event that any employee or director becomes aware of material nonpublic information relating to a company on the Restricted List or any other public company, the employee or director should immediately advise the Chief Compliance Officer or, in his or her absence, the Chief Legal Officer. The Chief Compliance Officer shall promptly institute appropriate trading restrictions on the applicable security. Trading restrictions may be rescinded only after the material nonpublic information has become public, or has otherwise dissipated, for at least 48 hours.

C.	Conflicts of Interest Policies

CMC has policies on conflicts of interest with respect to personal trading and client accounts—see CMC’s Code of Ethics.

2.	Restricting Access to Material Nonpublic Information

Information in your possession that you identify as material nonpublic information may not be communicated to anyone, including persons within CMC, except to the Chief Compliance Officer or Chief Legal Officer as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted. Special care should be taken with respect to interaction with clients or other third parties (e.g., outside managers) who may have material nonpublic information. Such parties should be urged to maintain the confidentiality of all information known to them that does not relate to CMC. CMC personnel should not discuss with any client or other party any matter that may involve or evoke material nonpublic information as to a publicly traded company. No employee or director of CMC shall directly or indirectly communicate to any client or other party any material nonpublic information known to CMC or to such employee or director, other than to the Chief Compliance Officer in accordance with this policy.

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3.	Resolving Issues Concerning Insider Trading

If an employee or director has doubt as to whether information is material nonpublic information, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

4.	Working Together to Prevent Abuses

If you become aware of any situation that may possibly result in an insider trading violation, you should report the situation to Chief Compliance Officer or, in his or her absence, the Chief Legal Officer, immediately. Such a situation could involve an indiscreet member of management or the staff, or it could relate to the manner in which written communications of material nonpublic information are disseminated or otherwise handled by employees. Your suggestions for improving these procedures are always welcome. Please provide all such suggestions to the Chief Compliance Officer.

5.	Transactions in Restricted List Securities

Where material nonpublic information is known within CMC no trades will be permitted, even for clients.

The potential or actual existence of material nonpublic information relating to these companies will only be communicated to those involved in the administration of this procedure, the trading of client accounts or the provision of investment advice to clients. The lifting of the trading prohibition and its effective date will also be promptly communicated.

6.	Education Seminars

Seminars will be held for all employees at least annually. Additional seminars will be held as necessitated by changes in regulations or in response to issues which arise.

Questions Concerning Policy

If you have any questions regarding this policy, please contact the Chief Compliance Officer who can assist you.

Legal advice on these matters can always be arranged through the Chief Compliance Officer and should be requested whenever there is any question as to the propriety of any conduct. As a general rule, when in doubt, ask for help; it is frequently possible to limit or even prevent any damage.

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